SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

12240 Inwood Road, Suite 300, Dallas, Texas 75244

(972) 387-1487

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 22, 2004, U.S. Restaurant Properties, Inc. (the “Company”) entered into an amended Asset Purchase Agreement, subject to U.S. Bankruptcy Court approval, to purchase certain assets of The Ground Round, Inc, a casual dining chain based in Boston. The Company’s bid was approximately $6.5 million.

Item 7. Exhibits.

The following exhibit is included in this Form 8-K.

(c) Exhibit

99.1 Press Release, dated April 23, 2004, of U.S. Restaurant Properties, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

Date: April 23, 2004

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 23, 2004, of U.S. Restaurant Properties, Inc.

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